Exhibit 10.18

FORM OF 2005

EQUITY RESIDENTIAL

PERFORMANCE BASED UNIT AWARD GRANT AGREEMENT

ARTICLE 1

ESTABLISHMENT

1.1.          Pursuant to the terms of this Grant Agreement(1) (“Grant”), effective as of January 1, 2005 (“Grant Date”), the undersigned Participant, intending to be legally bound, hereby accepts a Performance Unit Award (“Award”) of                  Units (as defined below) from Equity Residential (“Trust”) in accordance with the terms of the Trust’s 2002 Share Incentive Plan (the “Plan”). Notwithstanding the foregoing, the actual number of Units provided under the Award shall be determined under Article 3. The purpose of the Award is to promote the overall financial objectives of the Trust and its shareholders by linking the financial interests of the Participant to the achievement of long-term growth in shareholder equity in the Trust and by enabling the Trust to retain the services of those individuals who are instrumental in achieving this growth.

ARTICLE 2

SHARES SUBJECT TO GRANT

2.1.          Description of Units.  For purposes of this Grant, a “Unit” shall consist of the measurement of the number of common shares of beneficial interest (“Shares”) that will be issued by the Trust to the Participant upon the satisfaction of the criteria in this Grant.  Except as otherwise specifically provided herein, the Participant shall have no property or ownership interest with respect to a Unit and, accordingly, a Unit may not be assigned or transferred to any person other than to the estate of a Participant upon his or her death.

2.2.          Restrictions on Shares.  Shares issued in conjunction with this Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as may be required under the terms of the Plan and applicable law.  The Trust shall not be required to issue or deliver any certificates for Shares or Units, cash or other property prior to the satisfaction of the performance criteria associated with the Award and any applicable income tax withholding obligation. The Trust may cause any certificate for any Shares to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Shares as provided in this Grant, applicable securities law or as the Committee may otherwise require. The Committee may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in

(1)                                  For purposes of this Grant, any capitalized terms which are undefined in this Grant shall have the meaning given to such term under the provisions of the Equity Residential 2002 Share Incentive Plan, of which this Grant shall be considered a part.

compliance with applicable law or otherwise. Fractional Shares shall not be delivered, but shall be rounded to the next highest whole number of Shares with appropriate payment for such fractional Shares as shall reasonably be determined by the Committee.

2.3.          Shareholder Rights.  No person shall have any rights of a shareholder as to Shares or Units subject to a Award until, after proper conversion of the Units relating to the Award or other action required, such Shares shall have been recorded on the Trust’s official shareholder records as having been issued or transferred. Upon conversion of the Units relating to the Award (or any portion thereof) and the satisfaction of the requirements for issuance of the Shares to the Participant, the Trust will have ten (10) days in which to issue the Shares, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Shares are recorded as issued or transferred in the Trust’s official shareholder records, except as provided herein or any subsequent written agreement.

ARTICLE 3

AWARDS

3.1.          Value of Units Granted Under the Award.  The Units granted under the Award shall have no initial value.

3.2.          Adjustment of Number of Units Granted Under Award.  Except as specifically indicated below, if the Participant is not employed by the Trust or a Subsidiary of the Trust during the entire period from the Grant Date to the third annual anniversary thereof (the “Third Anniversary”), the Participant’s total number of Units will be zero.  Otherwise, the total number of Units actually issued under the Award will be determined as of the Third Anniversary in accordance with the following:

If the Trust’s Average Annual Return exceeds the Average T-Note Rate by:	less than .99%	1-1.99%	2%	3%	4%	5%	6%	7% or greater
Then, Participant will receive a number of Units equal to the number of Units initially granted under Article 1.1 times the following percentage:	0%	50%	100%	115%	135%	165%	190%	225%

Any fractional or partial Units will be rounded to the next highest whole number.  The percentages set forth above serve as measurement guidelines.  Accordingly, if the Trust’s Average Annual Return exceeds the Average T-Note Rate by an amount which falls between any of the percentages sets forth in this Section 3.2 in excess of 2%, the Participant’s award will be determined by extrapolation by multiplying the Award on a pro-rata basis by a percentage which directly corresponds to the Trust’s actual Average Annual Return based upon the guidelines set forth above.

For example, if the Trust’s Average Annual Return exceeds the Average T-Note Rate by 2.5% for the three-year period, the Participant’s initial number of Units will be multiplied by 107.5%.

3.3.          Definitions. The “Average Annual Return” will be expressed as an annual percentage (i.e., the average of the 2005, 2006 and 2007 calendar years) utilizing the sum of the following two numbers:  (i) the average of the Common Share dividends paid or declared during each calendar year as a percentage of the closing price of a Share as of January 3, 2005 -  the first business day in January, 2005 (i.e. $35.45); and (ii) the average percentage change in Funds from Operation as announced by the Trust (“FFO”) calculated for each calendar year per Share over the prior calendar year.  In the event of a change in the Trust’s calculation of FFO, the Trust shall calculate the percentage change in FFO on a consistent basis most favorable to the Participant.  The “Average T-Note Rate” will be expressed as an annual percentage (i.e., the average of the 2005, 2006 and 2007 calendar years) utilizing the 10-year Treasury Note interest rate as of the first business day in January of each calendar year.

                3.4.          Conversion of Awards. On the Third Anniversary, the final number of Units granted pursuant to this Award (if any) will be converted into Shares that are subject to the restrictions set forth in Section 4.3 (“Restricted Shares”).  The number of Units which convert shall equal the number of Restricted Shares to be received by the Participant upon conversion.

                3.5.          Conversion of Units Upon Death, Disability, Retirement or Change in Control.  Notwithstanding the foregoing, in the event of the Participant’s termination of employment with the Trust or any Subsidiary prior to the Valuation Date due to Death, Disability or retirement at or after age 62, the greater of:  (i) the number of Units initially granted under the Award or (ii) the number of Units a Participant would receive pursuant to Section 3.2 calculated as of said date; shall become fully convertible into fully vested, non-restricted Shares.  Furthermore, in the event of a Change in Control prior to the Valuation Date, 225% of the Units initially granted under the Award shall become fully convertible into fully vested non-restricted Shares as of said Date.

ARTICLE 4

RESTRICTED SHARES

                4.1.          General. Upon the Third Anniversary, the Trust shall issue Shares to the Participant in an amount equal to the number of Units determined under Section 3.2, provided the Participant remains employed by the Trust or a Subsidiary of the Trust on such date. Fifty percent of the Shares shall vest immediately upon the Third Anniversary and 50% of the Shares shall be issued as Restricted Shares.  Thereafter, 50% of the total number of Restricted Shares shall vest upon each subsequent anniversary of the Grant Date provided the Participant remains employed by the Trust or a Subsidiary of the Trust on such date (the “Restriction Period”).

                4.2.          Awards and Certificates. Upon conversion of the Units granted under Section 3.2, the Participant shall be issued a certificate for the number of his or her Restricted Shares.  Such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares. The Committee may require that the certificates evidencing Restricted Shares be held in custody by the

Trust until the restrictions thereon shall have lapsed and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

                4.3.          Terms and Conditions. Restricted Shares shall be subject to the following terms and conditions:

                                                                (a)           Limitations on Transferability. Subject to the provisions of the Plan and Section 4.3(b), during the vesting period described in Section 4.1, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber any unvested interest in the Restricted Shares.

                                                                (b)           Rights. Except as provided in Section 4.3(a), the Participant shall have, with respect to the Restricted Shares, all of the rights of a shareholder of the Trust holding the class of Shares that is the subject of the Restricted Shares, including, but not limited to, the right to vote the Shares, the right to receive any dividends on the Shares or tender the Shares pursuant to a tender offer extended to all shareholders of the Trust.

                                                                (c)           Acceleration. Based on service, performance by the Participant or by the Trust, including any division or department for which the Participant is employed, or such other factors or criteria as the Committee may determine, the Committee may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate the vesting of all or any part of any Award and waive the restrictions for all or any part of such Award.

                                                                (d)           Forfeiture.  The restrictions shall lapse and the Participant shall be fully vested in the Restricted Shares if during the Restricted Period:  (i) a Change in Control of the Company occurs; or (ii) in the event of the Participant’s termination of employment with the Trust or any Subsidiary due to Death, Disability, or retirement at or after age 62. Upon a Participant’s termination of employment for any other reason during the Restriction Period (excluding a termination of employment following a Change in Control), all Restricted Shares shall be forfeited by the Participant, except the Committee shall have the sole discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of the Participant’s Restricted Shares.

                                                                (e)           Delivery. If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period, unlegended certificates (except for legends relating to applicable securities laws) for such Shares shall be delivered to the Participant.

ARTICLE 5

MISCELLANEOUS

                5.1.          Amendments and Termination. This Grant may be amended, altered or discontinued upon subsequent written agreement executed by the Committee and the Participant.  However, no amendment, alteration or discontinuation shall be made which would (a) impair the rights of a

Participant under this Grant without the Participant’s consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 of the Act or (b) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Trust’s shareholders to the extent such approval is required by law or agreement.

                5.2.          General Provisions.

                                                                (a)           Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award, the Participant shall pay to the Trust (or other entity identified by the Committee), or make arrangements satisfactory to the Trust or other entity identified by the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount required in order for the Trust or an Affiliate to obtain a current deduction.  Unless otherwise determined by the Committee, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement, provided that any applicable requirements under Section 16 of the Act are satisfied. The obligations of the Trust under the Plan shall be conditional on such payment or arrangements, and the Trust or any Subsidiary of the Trust shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

                                                                (b)           Designation of Representative. Pursuant to a form provided by the Committee, a Participant shall designate a beneficiary (“Beneficiary”) to whom any amounts payable in the event of the Participant’s death are to be paid.

                                                                (c)           Controlling Law. This Grant shall be governed by and construed in accordance with the laws of the State of Maryland (other than its law respecting choice of law) to the extent not governed by Federal law. The Grant shall be construed to comply with all applicable law and to avoid liability to the Trust or the Participant, including, without limitation, liability under Section 16(b) of the Act.

                                                                (d)           Fail Safe. If the Participant is subject to Section 16 of the Act, transactions under this Grant will comply with all applicable conditions of Rule 16b-3 or Rule 16a-l(c)(3), as applicable. To the extent any provision of the Grant or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event this Grant does not include a provision required by Rule 16b-3 or Rule 16a-1 (c)(3) to be stated herein, such provision (other than one relating to eligibility requirements or the price and amount of Awards) shall be deemed to be incorporated by reference into this Grant with respect to the Participant.

                5.3.          No Rights with Respect to Continuance of Employment.  Nothing contained herein shall be deemed to alter the relationship between the Trust or a Subsidiary of the Trust and the Participant, or the contractual relationship between a Participant and the Trust or a Subsidiary of the Trust (written or otherwise) regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Trust or a Subsidiary of the Trust and the Participant. The Trust or a Subsidiary of the Trust and the Participant continues to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Trust or a Subsidiary of the Trust shall have no obligation to retain the Participant in its employ or service as a result of this Grant.  There shall be no inference as to the length of employment or service hereby, and the Trust or a Subsidiary of the Trust reserves the same rights to terminate the Participant’s employment or service as existed prior to the individual’s becoming a Participant in the Plan.

                5.4.          Delay. If at the time the Participant incurs a termination of employment (other than due to Cause) or if at the time of a Change in Control, the Participant is subject to “short-swing” liability under Section 16(b) of the Act, any time period provided for under the Plan or the Grant to the extent necessary to avoid the imposition of liability shall be suspended and delayed during the period the Participant would be subject to such liability, but not more than six (6) months and one (1) day.  The Trust shall have the right to suspend or delay any time period described in the Plan or this Grant if the Committee shall determine that the action may constitute a violation of any law or result in liability under any law to the Trust, a Subsidiary of the Trust or a shareholder of the Trust until such time as the action required or permitted shall not constitute a violation of law or result in liability to the Trust, a Subsidiary of the Trust or a shareholder of the Trust. The Committee shall have the discretion to suspend the application of the provisions of the Plan required solely to comply with Rule 16b-3 if the Committee shall determine that Rule 16b-3 does not apply to this Grant.

                5.5.          Headings.  The headings contained in this Grant are for reference purposes only and shall not affect the meaning or interpretation of this Grant.

                5.6.          Severability.  If any provision of this Grant shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Grant shall be construed as if such invalid or unenforceable provision were omitted.

                5.7.          Successors and Assigns. This Grant shall inure to the benefit of and be binding upon each successor and assign of the Trust. All obligations imposed upon a Participant, and all rights granted to the Trust hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

                5.8.          Entire Grant. The Plan and this Grant constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Grant, the terms and conditions of this Plan shall control unless specific contrary reference has been made in this Grant.

                Executed on this          day of March, 2005.

EQUITY RESIDENTIAL

By:
John Powers
Senior Vice President

Accepted this day of March, 2005.